                               DELTA COMPUTEC INC.
                                900 Huyler Street
                           Teterboro, New Jersey 07608

                                February 19, 1997

           SECOND AMENDED AND RESTATED MAY 1995 STOCK OPTION AGREMENT

                 JOSEPH M. LOBOZZO II - 5,720,238 Common Shares

Mr. Joseph M. Lobozzo II
690 Portland Avenue
Rochester, New York 14621

Dear Mr. Lobozzo:

      This letter agreement, issued in accordance with a certain Option Transfer Document (the "Option Transfer Document", annexed hereto), constitutes a Second Amended and Restated Stock Option Agreement (the "Second Restated May 1995 Option Agreement") between Delta Computec Inc. ("Delta"), and Joseph M. Lobozzo II (the "Optionee" or "Joseph Lobozzo"), and this Second Restated May 1995 Option Agreement supersedes in part a certain Stock Option Agreement dated May 1, 1995, between Delta and Joseph Lobozzo (the "Original May 1995 Option Agreement"), which entitled Joseph Lobozzo to acquire up to 11,440,475 common shares of Delta. The common shares covered by this Second Restated May 1995 Option Agreement constitute a portion of the common shares as to which the Original May 1995 Option Agreement applied.

      Pursuant to a certain Pledge Security Agreement (the "Pledge Security Agreement") between Delta, Joseph Lobozzo and National Canada Finance Corp. ("NCFC"), the former commercial lender to Delta, which constituted a portion of the NCFC Restructuring which was described in a Form 8-K Current Report of Delta dated October 24, 1996 (the "NCFC Restructuring"), among other matters, under certain circumstances, if there is a default under the $750,000 Amended and Restated Promissory Note from Delta to NCFC in the face amount of $750,000 dated October 10, 1996, Joseph Lobozzo agreed to assign to NCFC a portion of an Amended and Restated Stock Option Agreement for the number of common shares of Delta which, when added to the 480,000 common shares of Delta currently pledged by Joseph Lobozzo to NCFC, would give NCFC the right to 17 1/2% of the issued and outstanding common shares of Delta. In order to effectuate the assignment to NCFC, a form of Amended and Restated Stock Option Agreement (the "First Restated May 1995 Option Agreement") was annexed as an exhibit to the Pledge Security Agreement.

      Pursuant to the Option Transfer Document, Joseph Lobozzo agreed to transfer to his spouse, Joanne M. Lobozzo ("Joanne Lobozzo"), the portion of the Original May 1995 Option Agreement which would entitle Joanne Lobozzo to purchase up to 5,720,237 common shares of Delta, while retaining for Joseph

Lobozzo the right to purchase 5,720,238 common shares of Delta. Pursuant to a certain Securities Transfer Document (the "Securities Transfer Document", a copy of which is attached hereto), Joanne Lobozzo has agreed to fulfill half of Joseph Lobozzo's obligations to NCFC pursuant to the Pledge Security Agreement (whether or not Joanne Lobozzo has exercised her portion of this Second Restated May 1995 Option Agreement).

      The Original May 1995 Option Agreement was originally issued as consideration for Joseph Lobozzo agreeing to assist Delta (and its affiliated companies) in their relationship with NCFC, and as further consideration for Joseph Lobozzo's agreement to provide the Lobozzo Commitment to Delta as set forth in a letter agreement between Delta and Joseph Lobozzo of May 1, 1995 (the "Lobozzo Commitment Letter"). The First Restated May 1995 Option Agreement was agreed to be issued as further consideration for Lobozzo purchasing a portion of Delta's obligation to NCFC as of October 10, 1996, pursuant to the NCFC Restructuring. It is acknowledged that the First Restated May 1995 Option Agreement was part of a negotiated transaction between Delta and Joseph Lobozzo and was not issued to Optionee as an incentive to service or continued service to Delta by Optionee.

      This Second Restated May 1995 Option Agreement is hereby granted to Optionee on the following terms and conditions:

      1. From May 20, 1995 through May 20, 1999, Optionee shall have, and is hereby granted, an option (the "Option") to purchase up to 5,720,238 common shares, subject to adjustment as described below (the "Option Shares"), of Delta. The Optionee may exercise the Option in whole or in part from time to time but not in amounts less than 100,000 common shares per exercise.

      2. The cash exercise price (the "Cash Exercise Price") for the exercise of the Option and for the purchase of the Option Shares, shall be ($5.00). The Cash Exercise Price is to be paid by certified or bank check or money order payable to the order of Delta. The consideration provided to Delta by Joseph Lobozzo pursuant to the transactions set forth in the Lobozzo Commitment Letter (the "Lobozzo Consideration") is also a portion of the exercise price of the Option.

      3. The Board of Directors of Delta has determined that the fair market value of the Lobozzo Consideration plus the Cash Exercise Price exceeds the fair value and the par value of the Option Shares, although no representation is made that the Option Shares will not be assessable.

      4. Delta acknowledges that it has reserved for issuance a sufficient number of Delta's authorized and unissued common shares, representing the Option Shares and that it will keep the Option Shares reserved during the life of this Second Restated May 1995 Option Agreement.

      5. The Optionee may exercise this Option by sending to Delta a written notice of exercise which notice is received at any time prior to May 20, 1999. As soon as is reasonably practicable after any exercise of the Option as herein provided, Delta shall deliver or cause to be delivered at the office of Delta, certificates representing the number of common shares of Delta as to which this Second Restated May 1995 Option Agreement may be exercised in accordance with the provisions of this Second Restated May 1995 Option Agreement and a check or money order in respect of the payment of the Cash Exercise Price.

      6. This Second Restated May 1995 Option Agreement, and the Option Shares, are each restricted securities and are subject to the provisions of paragraphs 9, 10 and 11 of the Lobozzo Commitment Letter, a copy of which is annexed hereto.

      7. Delta agrees to pay any and all fees or costs associated with the exercise of the Option, including, if necessary, any listing fee for the Option Shares with the National Association of Securities Dealers, Inc., and any and all state, federal or other fees or costs associated therewith.

      8. If, and whenever, before the expiration of the Option, Delta shall effect a subdivision or consolidation of its common shares, or the payment of a share dividend on its common shares without receipt of consideration by Delta, the number of Option Shares with respect to which this Option may thereafter be exercised: (i) in the event of an increase in the number of outstanding common shares, shall be proportionately increased; and (ii) in the event of a reduction in the number of outstanding common shares, shall be proportionately reduced.

      9. This Second Restated May 1995 Option Agreement is binding on, and shall inure to the benefit of, Delta and the Optionee, and each of their successors and assigns. This Second Restated May 1995 Option Agreement shall not terminate in the event of the death or disability of Joseph Lobozzo or as a result of Joseph Lobozzo ceasing to be an officer or director of Delta. This Second Amended May 1995 Option Agreement, and the Option granted hereby, is transferrable, if Optionee is an individual, by will or by the laws of descent and distribution, but is otherwise not transferrable without the prior written consent of Delta, which consent will not be unnecessarily withheld. Delta hereby grants its consent to the assignment of all or a portion of this Second Restated May 1995 Option Agreement to NCFC provided that, at the time of such assignment, Optionee, NCFC and Delta each execute that certain

Assignment Agreement drafted October 10, 1996, to which a copy of the First Restated May 1995 Option Agreement is annexed as an exhibit. In addition, Delta hereby consents to the assignment of this Second Restated May 1995 Option Agreement by NCFC at and after such time as it may be exercisable.

      10. This Second Restated May 1995 Option Agreement supersedes: (i) the Original May 1995 Option Agreement between Lobozzo and Delta; and (ii) any and all prior discussions and negotiations with regard to the subject matter hereof and may only by amended by a writing executed by Delta and Optionee. This Second Restated May 1995 Option Agreement is subject to the applicable provisions of the Option Transfer Document and the Securities Transfer Document.

      11. This Second Restated May 1995 Option Agreement will be governed by the laws of the State of New York without consideration of its conflicts of laws principles.

                                                   Very truly yours,

                                                   DELTA COMPUTEC INC.


                                                   By: /s/ John DeVito
                                                      --------------------------
                                                       John DeVito
                                                       President

Accepted and agreed to:

/s/Joseph M. Lobozzo II ("Optionee")
-----------------------
Joseph M. Lobozzo II